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                                                                 Exhibit 8(b)(1)


                            FORM OF SALES AGREEMENT

          THIS AGREEMENT is made by and between NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), a Massachusetts business trust, and THE PENN MUTUAL LIFE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Pennsylvania.

          WHEREAS, TRUST is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 ("`40 Act") as an open-end diversified management investment company; and

          WHEREAS, TRUST is organized as a series fund with a number of Portfolios, two of which, namely the Limited Maturity Bond Portfolio and Balanced Portfolio (a "Portfolio," collectively, the "Portfolios") are to be made available under this Agreement; and

          WHEREAS, TRUST was organized to act as a funding vehicle for certain variable contracts offered by life insurance companies through separate accounts of such life insurance companies; and

          WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts (the "Separate Accounts") to offer variable contracts participating in such Separate Accounts (the "Contracts") and is desirous of having TRUST as an underlying funding vehicle for the Contracts.

          NOW, THEREFORE, it is hereby agreed by and between TRUST and LIFE COMPANY as follows:

     1. TRUST represents and warrants that TRUST shares sold pursuant to this Agreement shall be registered under the Securities Act of 1933 (the "1933 Act") and duly authorized for issuance, and shall be issued, in compliance in all material respects with applicable law, and that TRUST is and shall remain registered under the `40 Act for so long as required thereunder. TRUST further represents and warrants that TRUST currently qualifies and will make every effort to continue to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to maintain such qualification (under Subchapter M or any successor or similar provision), and that TRUST will notify LIFE COMPANY immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. TRUST further represents and warrants that TRUST will comply with Section 817(h) of the Code, and all regulations issued thereunder, and that TRUST will notify LIFE COMPANY immediately upon having a
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reasonable basis for believing that TRUST has ceased to so qualify or that TRUST might not so qualify in the future.

     2. LIFE COMPANY has established or will establish one or more Separate Accounts and will do so in such a manner as to enable it to offer each Portfolio of TRUST as a funding vehicle for the Contracts.

     3. TRUST will make available to the Separate Accounts shares of the Portfolios for investment under the Contracts. TRUST will make the shares available to the Separate Accounts at net asset value next computed after receipt of each order by TRUST in accordance with Section 4 of this Agreement. Each Portfolio issues a separate class of shares which will have its own net asset value.

          TRUST will credit LIFE COMPANY with the appropriate number of shares in each Portfolio. Such shares shall share pro rata in the investment performance of such Portfolio and shall be subject to the same valuation procedures and the same periodic charges as are other shares of such Portfolio.

     4. TRUST hereby appoints LIFE COMPANY as its agent for the limited purpose of accepting purchase and redemption orders for TRUST shares from the Separate Accounts, based on allocations of net amounts to subaccounts of the Separate Accounts and other transactions relating to the Contracts or the Separate Accounts. Such orders for TRUST shares for the Separate Accounts, based on premiums and transaction requests received by LIFE COMPANY from Contract owners prior to the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day, a "business day") and other Contract transactions effected as of the close of business on such business day, will be executed by TRUST at the net asset value for such shares determined as of the close of the Exchange on such business day. Any orders for TRUST shares for the Separate Accounts, based on premiums or transaction requests received by LIFE COMPANY from Contract owners on such day but after the close of the Exchange, will be executed by TRUST at the net asset value determined as of the close of business on the next business day following the day of receipt of such order.

     5. TRUST will provide to LIFE COMPANY closing net asset value, dividend and capital gain information at the close of the Exchange each business day, such information to be provided to LIFE COMPANY by 6:15 p.m. Eastern Time. LIFE COMPANY will send directly to TRUST orders to purchase and/or redeem TRUST shares on the basis of such closing net asset value by 9:30 a.m. Eastern Time the following business day, provided that this deadline shall be extended if TRUST fails to make such net asset value per share available by 6:15 p.m. Eastern Time, such extension to be in direct proportion to the additional time required by TRUST to make its daily net asset value per share available.
Payment for purchases of TRUST shares (net of proceeds payable on contemporaneous redemptions of TRUST shares) will be wired by LIFE COMPANY to a custodial account designated by TRUST to coincide with the order for TRUST shares.

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     6.   Payment for net redemptions of TRUST shares will be wired by TRUST from the TRUST custodial account to an account designated by LIFE COMPANY in writing pursuant to Section 16 of this Agreement, the same business day LIFE COMPANY transmits the redemption order to TRUST.

     7. LIFE COMPANY shall not be responsible for expenses incurred under this Agreement by TRUST or TRUST's investment adviser, including the cost of registration of TRUST's shares with the SEC and in states where required.

     8. TRUST will provide LIFE COMPANY with a camera ready of the current TRUST prospectus and any supplements thereto for printing by LIFE COMPANY. TRUST will provide LIFE COMPANY a copy of the current TRUST statement of additional information and any supplements thereto, suitable for duplication. TRUST will provide LIFE COMPANY copies of its proxy material suitable for printing. TRUST will provide LIFE COMPANY with annual and semi-annual reports and any supplements thereto, in camera ready form.

     9. Any materials utilized by LIFE COMPANY which describe TRUST, its shares, or the TRUST's investment adviser shall be submitted to TRUST and TRUST's distributor for approval prior to use, not less than five (5) business days before such approval is needed by LIFE COMPANY. Advertising and literature, if and to the extent that it describes LIFE COMPANY, the Separate Accounts or the Contracts, prepared by TRUST's distributor for use in marketing TRUST or the Portfolios will be submitted to LIFE COMPANY for approval before use, not less than five (5) business days before such approval is needed by TRUST's distributor.

     10. TRUST will provide LIFE COMPANY with at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, no-action letters, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all registration statements, prospectuses, statements of additional information,. annual and semi-annual reports, proxy statements no-action letters, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

     11. LIFE COMPANY and its agents will not make any written representations concerning the TRUST or TRUST shares except those contained in the then current prospectus and statement of additional information of the TRUST and in current printed sales literature of the TRUST.

     12. LIFE COMPANY agrees to inform the Board of Trustees of TRUST of the existence of or any potential for any material irreconcilable conflict of interest between the

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interests of the contract owners of the Separate Accounts and/or any other separate account of any other insurance company investing in the Trust.

          A material irreconcilable conflict may arise for a variety of reasons, including:

          (a) an action by any state insurance regulatory authority;

          (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

          (c) an administrative or judicial decision in any relevant proceeding;

          (d) the manner in which the investments of any Portfolio are being managed;

          (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing TRUST; or

          (f) a decision by LIFE COMPANY to disregard the voting instructions of contract owners.

          LIFE COMPANY will be responsible for assisting the Board of Trustees of TRUST in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised including information as to a decision by LIFE COMPANY to disregard voting instructions of contract owners.

          It is agreed that if it is determined by a majority of the members of the Board of Trustees of TRUST or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to,

          (a) withdrawing the assets allocable to some or all of the Separate Accounts from TRUST or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the TRUST or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any particular group (i.e., annuity contract owners, life insurance contract owners or qualified contract owners) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change;

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          (b)  establishing a new registered management investment  company  or managed  separate  account.

          If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the LIFE COMPANY may be required, at TRUST's election, to withdraw a Separate Account's investment in TRUST. No charge or penalty will be imposed against a Separate Account or LIFE COMPANY as a result of such a withdrawal. LIFE COMPANY agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of contract owners.

          For purposes hereof, a majority of the disinterested Members of the Board of Trustees of TRUST shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event will TRUST be required to establish a new funding medium for any variable contracts. LIFE COMPANY shall not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of affected Contract owners.

          TRUST will undertake to promptly make known to LIFE COMPANY the Board of Trustees' determination of the existence of a material irreconcilable conflict and its implications.

     13. LIFE COMPANY shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the `40 Act to require such pass-through voting privileges for variable contract owners; provided, however, that LIFE COMPANY may disregard voting instructions of Contract owners to the extent and in the circumstances permitted by Rule 6e-3(T) under the `40 Act or as the SEC may otherwise permit. LIFE COMPANY shall be responsible for assuring that each of its Separate Accounts calculates voting privileges in a manner consistent with other life companies utilizing TRUST. It is a condition of this Agreement that LIFE COMPANY will vote shares, for which it has not received voting instructions as well as shares attributable to it, in the same proportion as it votes shares for which it has received instructions. TRUST hereby confirms that the manner in which LIFE COMPANY currently calculates voting privileges is consistent with the manner in which other life companies utilizing TRUST so calculate voting privileges. TRUST will notify LIFE COMPANY if TRUST becomes aware that another life company utilizing TRUST has changed the manner in which it so calculates voting privileges.

     14.  This Agreement shall terminate as to the sale and issuance of new
Contracts:

          (a) at the option of either LIFE COMPANY or TRUST upon six months' advance written notice to the other; provided, however, that LIFE COMPANY may terminate this Agreement upon 30 days prior written notice to TRUST as to the sale and issuance of new Contracts if LIFE

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               COMPANY reasonably determines in good faith that it is no
               longer in the interests of Contract owners or consistent with the purposes of the Contracts to continue to offer the Portfolios as investment options;

          (b) at the option of LIFE COMPANY if TRUST shares are not available for any reason to meet the requirements of the Contracts as determined by LIFE COMPANY, provided that reasonable advance notice of election to terminate shall be furnished by LIFE COMPANY;

          (c) at the option of either LIFE COMPANY or TRUST, upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Separate Accounts, LIFE COMPANY, or TRUST by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

          (d) upon termination of the Investment Advisory Agreement between TRUST and Neuberger & Berman Management Incorporated, notice of the occurrence of which shall be promptly furnished to LIFE COMPANY; provided, however, that this subsection (d) shall not be
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               deemed to apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between TRUST and Neuberger & Berman Management Incorporated;

          (e) upon the requisite vote of Contract owners having an interest in TRUST to substitute for TRUST's shares the shares of another investment company in accordance with the terms of Contracts for which TRUST's shares had been selected to serve as the underlying investment medium; provided, however, that LIFE COMPANY shall
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               give 60 days' written notice to TRUST of any proposed vote to replace TRUST shares;

          (f) upon assignment of this Agreement unless made with the written consent of all other parties hereto;

          (g) if TRUST's shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of TRUST shares as the underlying investment medium of Contracts issued or to be issued by LIFE COMPANY, provided that prompt notice shall be given by either party should such situation occur; or

          (h) at the option of LIFE COMPANY if TRUST ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or fails to meet the diversification requirements specified in Section 817(h) of the Code and

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               any regulations thereunder, or if LIFE COMPANY reasonably
               believes that TRUST may cease or fail to so qualify.

     Termination as the result of any cause listed in this Section shall not affect TRUST's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of TRUST shares is proscribed by law or the SEC or other regulatory body.

     15. This Agreement shall be subject to the provisions of the `40 Act and the rules and regulations thereunder, including any exemptive relief therefrom and the orders of the SEC setting forth such relief.

     16. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To  LIFE  COMPANY:

                    The Penn Mutual Life Insurance Company
                    Independence Square
                    Philadelphia, PA  19172
                    Attention:  Kenneth J. Kempf
                                        Senior Vice President, Pensions

     To TRUST:

                    Neuberger & Berman Advisers Management Trust
                    605 Third Avenue
                    Second  Floor
                    New York, NY  10158-0006
                    Attention:  Stanley Egener
                                Chairman,  Trustee and Principal
                                Executive Officer

Any notice, demand or other communication given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

     17. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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     18.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     19. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     20. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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     21.  It is understood by the parties that this Agreement is not to be deemed an exclusive arrangement.

          Executed this _____ day of ________ 1993.

                                         NEUBERGER & BERMAN ADVISERS
                                         MANAGEMENT TRUST


ATTEST:__________________________        By:____________________________________
                                            Stanley Egener, Chairman


                                         THE PENN MUTUAL LIFE
                                         INSURANCE COMPANY


ATTEST:___________________________       By:____________________________________
                                               Kenneth J. Kempf, Senior
                                               Vice President, Pensions

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